SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2004

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 10, 2004, two of the Company’s insurance subsidiaries (Mobile USA Insurance Company and Liberty American Insurance Company) entered into excess catastrophe reinsurance agreements which in the aggregate provide $50.0 million of coverage excess of $190.0 million to the personal lines catastrophe reinsurance program. This coverage is effective for the period September 10, 2004 through May 31, 2005. Of this excess catastrophe coverage, $5.0 million excess $190.0 million is provided by Hannover Re (Bermuda) Ltd and $45.0 million excess $195.0 million is provided by AXIS Specialty Limited, ACE Tempest Reinsurance Ltd, Catlin Ins. Co. Ltd, Montpelier Re Ltd, PartnerRe Ltd., American Reinsurance Co., Syndicate 33 (HIS), Syndicate 2987 (BRT), Syndicate 2791 (MAP), Syndicate 2020 (WEL), Syndicate 2003 (SJC), and Sirius International Insurance Corporation (publ) at various levels of participation. The $45.0 million excess $195.0 million excess catastrophe reinsurance agreement does not provide any indemnification coverage for Hurricane Ivan. The aggregate cost of the $50.0 million excess $190.0 million catastrophe reinsurance coverage is $2.1 million.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
Dated: September 16, 2004	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer